Exhibit 99.6

CannaPharmaRx Acquiring Oklahoma Cannabis Facility

CALGARY, AB / ACCESSWIRE / February 10, 2022 / CannaPharmaRx, Inc. (OTC PINK:CPMD), a future leader in ultramodern, highly efficient cannabis production facilities announced today that it has signed a Letter of Intent (LOI) to purchase an operating Cannabis facility located in Braman, Oklahoma.

The property consists of 35,000 square feet of cultivation capacity, with a planned, phased expansion to 65,000 square feet, by the end of 2022 and up to five harvests per year. The purchase will be completed via a secured note and will include the transfer of licenses. The transaction is expected to close prior to March 31, 2022.

The facility has ongoing growing and sales operations and should the deal be finalized CannapharmaRx will realize first harvest and sales from this property on closing. The estimated annual revenue is approximately $21 million. Between the current Cremona facility and this facility, the Company anticipates combined annual revenues of $40 - $50 million.

The Company, in addition to existing sales in Oklahoma, has received oral commitments for offtake agreements for both facilities and should finalize these deals prior to harvesting.

“The company continues to achieve significant milestones and should start to recognize significant revenue during early Q2. We continue to identify other areas for potential expansion and are confident in distribution on several continents by the middle of this year,” commented Nick Colvin, CEO of CannapharmaRx.

About CannapharmaRx, Inc.

CannapharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities in Canada. CPMD is in discussion with other companies regarding potential acquisitions. CannapharmaRx's business strategy is to become a leader in high quality and low-cost production of cannabis through the development, acquisition, and enhancement of existing facilities. CannapharmaRx is committed to operating high-quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis.

Safe Harbor Statement

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations, or beliefs of future performance, are 'forward-looking information or statements.' Forward-looking information or statements can be identified by the use of words such as 'plans,' 'expects,' or 'does not expect,' 'is expected,' 'estimates,' 'intends,' 'anticipates,' or 'does not anticipate,' or 'believes,' or variations of such words and phrases or statements that certain actions, events or results 'may,' 'could,' 'would,' 'might' or 'will' be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannapharmaRx has made numerous assumptions, including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from any future results, events, or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannapharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information, or for any other reason except as required by law.

Contact Information:
Brokers and Analysts:
Chesapeake Group
(410) 825-3930